Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2013, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Credit Suisse Commodity ACCESS Strategy Fund (a series of Credit Suisse Commodity Strategy Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Counsel” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers
New York, New York
February 26, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2013, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Credit Suisse Commodity Return Strategy Fund (a series of Credit Suisse Commodity Strategy Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Counsel” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers
New York, New York
February 26, 2014